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                               CONTRACT SCHEDULE
                GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

 EFFECTIVE DATE:                        [February 15, 2005]

 GMIB PAYMENT ADJUSTMENT FACTOR:        100%

 LAST HIGHEST ANNIVERSARY DATE:         [Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-
                                        natural person) [81/st /] birthday]

 ANNUAL INCREASE
 ACCUMULATION RATE:                     [ %]

 LAST INCREASE DATE:                    [Contract Anniversary prior to the
                                        Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-natural
                                        person) [91/st /] birthday]

 GMIB RIDER CHARGE:                     [0.95%]

 DOLLAR-FOR-DOLLAR
 WITHDRAWAL PERCENTAGE:                 [ %]

 BASIS OF GMIB ANNUITY TABLE:           The GMIB Annuity Tables are based on
                                        the Annuity 2000 Mortality Table with
                                        10 years of mortality improvement
                                        based upon projection scale AA, a
                                        10-year age setback and interest at
                                        1.00%. (Company- adjusted to reflect
                                        amounts of monthly income payments
                                        shown in the GMIB annuity tables.)

 ANNUITY OPTIONS:                       (a) [Life Annuity with 5 Years of
                                        Annuity Payments Guaranteed.

                                        (b) Joint and Last Survivor Annuity
                                        with 5 Years of Annuity Payments
                                        Guaranteed.]

 GMIB INCOME DATE:                      [February 15, 2015]

 GMIB Rider
 TERMINATION DATE:                      [Contract Anniversary prior to the
                                        Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-natural
                                        person) [91/st /] birthday]

 GUARANTEED PRINCIPAL OPTION FIRST
 EXERCISE DATE:                         [February 15, 2015]

 GMIB FIRST OPTIONAL STEP-UP DATE:      [February 15, 2006]

 GMIB OPTIONAL STEP-UP WAITING PERIOD:  [1 year]

 MAXIMUM OPTIONAL STEP-UP AGE:          [90]

 OPTIONAL STEP-UP GMIB INCOME DATE:     [10/th /] Contract Anniversary
                                        following the date the most recent
                                        GMIB Optional Step-Up took effect]

 MAXIMUM OPTIONAL STEP-UP CHARGE:       [1.50%]

 ALLOCATION, TRANSFER, AND REBALANCING
   LIMITS:

 GMIB INVESTMENT DIVISIONS:             [EDCA
                                        BlackRock Money Market
                                        Cyclical Growth and Income ETF
                                        Portfolio
                                        MetLife Defensive Strategy Portfolio
                                        MetLife Moderate Strategy Portfolio
                                        Strategic Conservative Growth
                                        Portfolio
                                        Strategic Growth and Income Portfolio]

ML-EGMIB (4/08)

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 PLATFORM 1 MINIMUM PERCENTAGE:         [20%]

 PLATFORM 1 INVESTMENT DIVISIONS:       [BlackRock Money Market Portfolio
                                        BlackRock Bond Income Portfolio
                                        PIMCO Total Return Portfolio
                                        PIMCO VIT Low Duration Portfolio]

 PLATFORM 2 MAXIMUM PERCENTAGE:         [80%]

 PLATFORM 2 INVESTMENT DIVISIONS:       [AIM V.I. International Growth Fund
                                        Capital Guardian U.S. Equity Portfolio
                                        Cyclical Growth and Income ETF
                                        Portfolio
                                        Cyclical Growth ETF Portfolio
                                        Davis Venture Value Portfolio
                                        Fidelity VIP Equity-Income Portfolio
                                        Jennison Growth Portfolio
                                        Julius Baer International Stock
                                        Portfolio
                                        Legg Mason Partners Aggressive Growth
                                        Portfolio
                                        Legg Mason Value Equity Portfolio
                                        Lord Abbett Bond Debenture Portfolio
                                        Lord Abbett Growth and Income
                                        Portfolio
                                        Met/AIM Capital Appreciation Portfolio
                                        MetLife Defensive Strategy Portfolio
                                        MetLife Moderate Strategy Portfolio
                                        MetLife Stock Index Portfolio
                                        MFS(R) Research International
                                        Portfolio
                                        Oppenheimer Capital Appreciation
                                        Portfolio
                                        PIMCO VIT High Yield Portfolio
                                        PIMCO VIT StocksPLUS(R) Growth and
                                        Income Portfolio
                                        Putnam VT Growth and Income Fund
                                        Strategic Conservative Growth
                                        Portfolio
                                        Strategic Growth and Income Portfolio
                                        Strategic Growth Portfolio
                                        T. Rowe Price Large Cap Growth
                                        Portfolio
                                        Templeton Foreign Securities Fund
                                        Van Kampen Comstock Portfolio
                                        Western Asset Management Strategic
                                        Bond Opportunities Portfolio]

 PLATFORM 3 MAXIMUM PERCENTAGE:         [10%]

 PLATFORM 3 INVESTMENT DIVISIONS:       [Lazard Mid Cap Portfolio
                                        Lord Abbett Mid Cap Value Portfolio
                                        Putnam VT Vista Fund
                                        T. Rowe Price Mid Cap Growth Portfolio
                                        Van Kampen Mid Cap Growth Portfolio]

 PLATFORM 4 MAXIMUM PERCENTAGE:         [10%]

 PLATFORM 4 INVESTMENT DIVISIONS:       [BlackRock Strategic Value Portfolio
                                        Clarion Global Real Estate Portfolio
                                        Franklin Templeton Small Cap Growth
                                        Portfolio
                                        Met/AIM Small Cap Growth Portfolio
                                        MFS(R) Emerging Markets Equity
                                        Portfolio
                                        T. Rowe Price Small Cap Growth
                                        Portfolio
                                        Third Avenue Small Cap Value
                                        Portfolio]

ML-EGMIB (4/08)